Exhibit 3.21

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EPE NOMINEE CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF MAY, A.D. 2012, AT 4:45 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTIETH DAY OF MAY, A.D. 2012, AT 2:11 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “EPE NOMINEE CORP.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
5155305 8100H	AUTHENTICATION:	9768694

120919817	DATE:	08-09-12

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 05/18/2012
FILED 04:45 PM 05/18/2012
SRV 120593664 - 5155305 FILE

CERTIFICATE OF INCORPORATION

OF

EPE NOMINEE CORP.

FIRST: The name of this corporation shall be EPE Nominee Corp.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808, and the name of its registered agent at such address is the Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be to (i) hold (as agent for El Paso E&P Company, L.P. (together with its successors and assigns, the “Principal”) and for the sole benefit of the Principal) legal title to certain oil and gas leases, (ii) provide such other services as may be required by the Principal from time to time, and (iii) engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware to the extent such act or activity is permitted by (or in furtherance of) the relationship and activities described in the foregoing clauses (i) and (ii).

FOURTH: The total number of shares of stock which this corporation is authorized to issue is 100, all of which are without par value. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and mailing address of the incorporator are as follows:

Name	Mailing Address
Carson L. Sieving	Vinson & Elkins L.L.P.
666 Fifth Avenue
New York, New York 10103

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

EIGHTH: The name and mailing address of the initial directors, who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified, are as follows:

Name	Mailing Address
Gregory Beard	c/o Apollo Management, L.P.
Sam Oh	9 West 57th Street
Rakesh Wilson	New York, New York 10019

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this Certificate of Incorporation this 18th day of May, 2012.

/s/ Carson L. Sieving
Carson L. Sieving
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:24 PM 05/30/2012
FILED 02:11 PM 05/30/2012
SRV 120662191 - 5155305 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is EPE Nominee Corp.

2.             The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3.             The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Joseph C. James
Authorized Officer

Name:	Joseph C. James, Assistant Secretary
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